EXHIBIT 10.i.(b)

THIRD AMENDMENT AND AGREEMENT
UNDER THE PARTNERSHIP AGREEMENT

     This Third Amendment and Agreement Under the Partnership Agreement (this "Agreement") dated as of August 1, 1997 by and among (i) IMC Global Operations Inc., a Delaware corporation ("Operations"), (ii) Agrico, Limited Partnership (the "FRP Partner"), a Delaware limited partnership of which Freeport-McMoran Resource Partners, a Limited Partnership, a Delaware limited partnership ("FRP"), owns a 99.8% limited partnership interest and Agrico, Inc., a Delaware corporation (" FRP GPCo"), owns a 0.2% general partnership interest, (iii) IMC-Agrico MP, Inc. (the "Managing Partner"), a Delaware corporation, and (iv) IMC-Agrico Company, a Delaware general partnership (the "Partnership").

     WHEREAS, Operations, the FRP Partner and the Managing Partner are parties to an Amended and Restated Partnership Agreement dated as of July 1, 1993, as further amended and restated as of May 26, 1995, as further amended by the Amendment and Agreement under the Partnership Agreement dated January 23, 1996, as further amended by the Second Amendment and Agreement under the Partnership Agreement dated as of January 1, 1997 (as amended, the "Partnership Agreement");

     WHEREAS, the Partnership Agreement provides for certain pricing for sales to the IMC AgriBusiness unit of IMC Global Inc. ("IMC"); and

     WHEREAS, Operations, the FRP Partner, the Managing Partner and the Partnership believe that certain amendments to the Partnership Agreement are necessary or appropriate;

     NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Except as otherwise defined or amended herein, capitalized terms used in this Agreement shall have the meaning ascribed to such terms in Exhibit A to the Partnership Agreement.

     Section 2. Schedule 9.12 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

     "A. Sales to IMC Canada Ltd. of GTSP, DAP, GMAP 11-52-0, GMAP 10-50-0 and PFS ("Canada Products") shall be invoiced to Operations by IMC-Agrico Company at the estimated IMC-Agrico Company quarterly weighted average domestic sales realization F.O.B. plant, subject to the limitation described in Section D below, ("Quarterly Market Price") for each of Florida, Louisiana, or Offsites, depending upon the source of the Canada Products, less 10%, so long as the aggregate volume for the Canada Products does not exceed 57,619 P2O5 tons for the fiscal year beginning July 1. Sales of the Canada Products in any annual period in excess of 57,619 P2O5 tons shall be invoiced at 100% of the Quarterly Market Price for Florida, Louisiana or Offsites, depending upon the source of the product.

     Sales to IMC Canada Ltd. of any products other than those listed above shall be invoiced to Operations by IMC-Agrico Company at the Quarterly Market Price for Florida, Louisiana or Offsites , depending upon the source of the product.

     B. (i) Sales of up to 600,000 tons in any Fiscal Year to IMC AgriBusiness of GTSP, DAP, GMAP 11-52-0 and GMAP 10-50-0 (collectively, "Concentrated Phosphates") shall be invoiced to IMC AgriBusiness by IMC-Agrico at a price equal to the average of the low prices reported in the last issues of Green Market and Fertilizer Markets for the month preceding the date of shipment, less a discount of 2%.

     Sales of tons of Concentrated Phosphates in excess of the 600,000 tons specified above in any Fiscal Year shall be made on terms to be mutually agreed between IMC AgriBusiness and IMC-Agrico.

     (ii) Sales of up to 78,000 tons in any Fiscal Year to IMC AgriBusiness of PMAP shall be invoiced to IMC AgriBusiness by IMC-Agrico Company at a price equal to the Partnership's domestic weighted average sales realization F.O.B. plant (excluding sales to IMC AgriBusiness) less a discount of 18%.

     Sales of tons of PMAP in excess of 78,000 tons in any Fiscal Year shall be invoiced to IMC AgriBusiness by IMC-Agrico at a price equal to the average of the low prices reported in the last issue of Green Market and Fertilizer Markets for the month preceding the date of shipment, less a discount of $25 per ton.

     (iii) Sales to IMC AgriBusiness of PFS shall be invoiced to IMC AgriBusiness by IMC-Agrico, upon agreement of the parties, at a price either (a) equal to (1) the Partnership's domestic weighted average sales realization F.O.B. plant (excluding sales to IMC AgriBusiness) for DAP minus (2) the market cost component of DAP attributable to anhydrous ammonia, or (b) negotiated at arms-length by IMC AgriBusiness and IMC-Agrico.

     C. Any transfer of sales responsibility from IMC's wholesale division to IMC AgriBusiness must be approved by the Policy Committee.

     D. Estimated prices invoiced by IMC-Agrico to IMC Canada Ltd. shall be adjusted to actual quarterly sales prices at the end of each quarter. Final price adjustments shall be made within 20 days of the end of each fiscal quarter and within 45 days of the end of each fiscal year."

     Section 3. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

     Section 4. This Agreement may be signed in counterparts. Any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

IMC Global Operations Inc.
(formerly IMC Fertilizer, Inc.)
By: /s/ Marshall I. Smith
Name Printed: Marshall I. Smith
Title: Vice President

Agrico, Limited Partnership
By: Freeport-McMoran Inc., its
general partnership
By: /s/ R. M. Woehleber
Name Printed: Robert M. Woehleber
Title: Vice President

IMC-Agrico MP, Inc.
By: /s/ Marshall I. Smith
Name Printed: Marshall I. Smith
Title: Vice President

IMC-Agrico Company
By: IMC-Agrico MP, Inc.
By: /s/ Marshall I. Smith
Name Printed: Marshall I. Smith
Title: Vice President